Exhibit 10.2

                               MARKETING AGREEMENT

     American Soil Technologies, Inc., having its main office at 12224 Montague Street, Pacoima, CA 91331 (hereinafter called "ASTI."), hereby appoints and authorizes: Spectrum Advisors, LLC, a Nevada Limited Liability Company with its principal place of business located at 8586 Santa Margarita, La Palma California 90623, (hereinafter called "Spectrum"), to sell on a nonexclusive basis the products listed on SCHEDULE I hereto (the "Products"). Spectrum hereby accepts this appointment and agrees to sell the Products under the terms and conditions set forth below.

ENGAGEMENT

     ASTI hereby engages Spectrum to act as a non-exclusive sales and marketing consultant for ASTI to sell the "Products" as described on SCHEDULE I to the market as described on SCHEDULE II (the "Market") within the territory described on SCHEDULE III attached hereto (the "Territory") and Spectrum hereby accepts such engagement, under the terms and conditions hereinafter set forth.

     1.1 EXCLUSIVE. Exclusive means that Spectrum shall not attempt to sell or promote any products that may be or may be perceived to compete with the products of ASTI.

1. DUTIES; EXTENT OF SERVICES.

     1.1. DUTIES. Spectrum will serve as an exclusive sales and marketing consultant to assist ASTI in the commercial development and sale of its products as designated by ASTI from time to time (collectively referred to herein as the "Products") to the Market within the Territory. Spectrum's sales and market development activities include, without limitation, the following:

          1.1.1. Soliciting retailers and growers in the Territory to purchase and use the Products;

          1.1.2. Meeting with retailers and growers in the Territory to provide Product support and to educate them regarding uses of the Products;

          1.1.3. Conducting post-sale follow up with retailers and growers who use the Products and making recommendations to promote future sales;

          1.1.4. Conducting physical inventory inspections of retailers and monitoring compliance by retailers with contract requirements; and

          1.1.5. Performing such other sales and advisory services as ASTI may reasonably request from time to time.

     1.2. REPORTING. Spectrum shall send progress reports to ASTI on a bi-monthly basis and/or periodic reports as deemed necessary by management containing such information as ASTI may request from time to time. The reports will be due by the fifth (5th) business day of the following month.

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     1.3. UNAUTHORIZED REPRESENTATIONS. Spectrum shall hold himself out to be a sales and marketing consultant for ASTI products. Spectrum has no authority, and shall not represent that Spectrum has authority, to make any representations, warranties or agreements on behalf of ASTI, to accept orders for ASTI, to sign ASTI's name, to receive payments due ASTI from customers, or to bind ASTI in any manner.

     1.4. AUTHORIZED REPRESENTATIONS. Spectrum is only authorized to represent that it is an authorized by ASTI for the solicitation of orders for the sale of Products to the Market within the Territory. Spectrum shall not issue any printed or written matter or advertisement without securing ASTI's approval of the form and text thereof.

     1.5. INSURANCE. Spectrum agrees to purchase and maintain such automobile liability insurance and any other insurance as ASTI may reasonably request from time to time.

     1.6. EXPENSES. ASTI shall be responsible for paying pre-approved business expenses incurred in connection with the performance of Spectrum's duties.

     1.7. LIMITED TERRITORY. While this Agreement is in effect, Spectrum agrees that it will not solicit orders for the Products outside the Territory unless approved by ASTI.

     1.8. COLLECTION OF ACCOUNTS. Spectrum shall assist in the collection of accounts upon request by ASTI.

2. TERM AND TERMINATION. Unless earlier terminated as set forth below, this Agreement shall continue in effect for a period of six (6) months after the date it is signed and accepted by ASTI. Upon expiration of the then-current term, this Agreement shall automatically renew for additional successive six (6) month periods unless either party notifies the other in writing at least thirty (30) days prior to the expiration date of the current term that it does not consent to such renewal. Notwithstanding any other provision of this Agreement, Spectrum or ASTI may terminate this Agreement at any time by written notice of termination given at least thirty (30) days prior to the effective date of termination. Spectrum or ASTI may exercise this right of termination with or without cause. If this Agreement is terminated, Spectrum will discontinue all activity on behalf of ASTI.

4.   COMPENSATION

     4.1 COMMISSIONS. As payment in for Spectrum's services on behalf of ASTI, ASTI will pay Spectrum commissions in the amount of not less than five percent 5% nor more than 10% of the invoice price which is FOB ASTI warehouse price for the Products sold by ASTI to ASTI's retailers or growers not inclusive of freight (or other transportation charges) taxes, insurance, or any additional amounts. ASTI shall have no obligation to pay any commissions, or any other amounts, to anyone other than Spectrum. Commissions shall be deemed earned as of the date when ASTI receives the purchase price for a particular sale and will be paid within fifteen (15) days of such receipt by ASTI.

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          In the event it comes to ASTI's attention that Spectrum has (i)
          actively assisted a ASTI Retailer inside Spectrum's Territory to make sales outside Spectrum's Territory or (ii) solicited orders for sales outside Spectrum's Territory, ASTI shall deduct the amount of commission previously paid to Spectrum in connection with such sales from Spectrum's next commission check and said commission shall be paid, in ASTI's discretion to the sales Consultant for the territory into which the sales was made, if any.

     4.2 MONTHLY COMPENSATION. In addition, an amount of $7,000.00 shall be paid to Spectrum on a monthly basis.

     4.3 CREDIT OR REFUND. If ASTI issues a credit or refund to a customer related to a particular sale upon which a commission has been paid, then at ASTI's election, either (A) Spectrum shall refund to ASTI a proportional amount of the commission Spectrum received because of such sale, or (B) ASTI shall deduct the same from future commissions Spectrum earns. The credit or refund shall be computed from prices then in effect, unless otherwise approved by ASTI. If a customer fails for any reason to pay for any Products shipped pursuant to a sale upon which a commission has been paid, then at ASTI's election, either (A) Spectrum shall refund a proportional amount of any commission Spectrum received with respect to such order, or (B) ASTI may deduct the same from future commissions Spectrum earns.

     4.4 ASTI shall not be liable to Spectrum for any commissions on sales that Spectrum contends were lost because ASTI or a Distributor refused to accept any purchase order on which Spectrum would have been entitled to a commission. Spectrum agrees that any dispute as to (A) whether a commission is due for a particular sale or (B) to whom a commission is due shall be decided by ASTI in its sole discretion.

5. ADDITIONAL COVENANTS.

     5.1 RIGHTS TO MATERIALS. All records, files, memoranda, reports, selling aids, samples, displays, catalogs, price lists, customer lists, technical information, plans, documents and the like (together with all copies thereof) relating to ASTI's business, which Spectrum shall use, prepare or receive in the course of the performance of Spectrum's duties hereunder shall remain ASTI's sole property. Following a termination of this Agreement or at such earlier time as ASTI may request, Spectrum shall immediately return all such materials to ASTI.

     5.2 CONFIDENTIAL INFORMATION. Spectrum agrees that Spectrum will not, either during the term of this Agreement or afterwards, disclose to any person or use, for himself or any other person or entity, any confidential information of ASTI obtained by Spectrum in the course of, or as a result of, Spectrum's engagement set forth herein (including, without limitation, information relating to ASTI's marketing and sales activities and procedures, technical information, research data, the names of ASTI's customers and the terms and conditions of its dealings with customers); provided, however, that this provision shall not preclude Spectrum from disclosure or use of information (i) known generally to the public (other than information

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          known generally to be public as a result of a violation by Spectrum of the provisions of this paragraph), (ii) acquired by Spectrum outside of Spectrum's engagement by ASTI, (iii) required by law or court order (provided that Spectrum shall notify ASTI immediately of the possibility that such disclosure may be required and that disclosure is limited to the extent necessary to comply with law), or (iv) from disclosure or use appropriate and in the ordinary course of carrying out Spectrum's duties as set forth herein.

     5.3 REMEDIES. Spectrum acknowledges and agrees that ASTI would suffer irreparable injury in the event of a breach by Spectrum of any of the provisions of this Paragraph 5 and that ASTI shall be entitled to an injunction restraining Spectrum from any breach or threatened breach thereof. Nothing herein shall be construed, however, as prohibiting ASTI from pursuing any other remedies at law or in equity, which it may have for any such breach or threatened breach of any provision of this Paragraph 5, including the recovery of damages from Spectrum.

     5.4 EXCLUSIVE ACCOUNTS. The accounts established by Spectrum through the receipt and fulfillment of an order by ASTI shall become the exclusive account of Spectrum and will be set forth in SCHEDULE IV.

6. MISCELLANEOUS PROVISIONS.

     6.1 RELATIONSHIP BETWEEN THE PARTIES. Spectrum acknowledges that Spectrum is an independent contractor and is neither an agent nor an employee of ASTI. Spectrum is free to exercise Spectrum's own judgment concerning the time, place and manner of performing Spectrum's duties under this Agreement. Spectrum is not granted any rights in or to ASTI's trade names or trademarks.

     6.2 NOTICES. Any notice to be given hereunder shall be in writing and delivered personally, sent by fax, sent by reputable courier service, or sent by certified or registered mail, postage prepaid, return receipt requested, addressed to the party concerned at the following address:

          If to ASTI:

               American Soil Technologies, Inc.
               12224 Montague Street
               Pacoima, CA 91331
               Attn: President
               Telephone No.:  (818) 899 4686
               Telecopier No.: (818) 899 4670

          If to Spectrum:

               Spectrum Advisors
               8586 Santa Margarita,
               La Palma California 90623
               Telephone No.:  (714) 995 4100
               Telecopier No.: (714) 995 2257

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          Any party may change its address for purposes of this Agreement by notice given in compliance with this paragraph. All such notices, requests, demands and communications shall be deemed to have been given on the date of delivery if personally delivered, sent by fax or sent by reputable courier service; or on the tenth (10th) business day following the mailing thereof if sent by mail, postage prepaid.

     6.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws and judicial decisions of the State of California without regard to conflicts of laws principles.

     6.4 JURISDICTION AND VENUE. Each party hereto consents to the exclusive jurisdiction of either the Superior Court of Los Angeles County, California or the United States District Court for the Middle District of California for purposes of any action brought under or as the result of a breach of this Agreement, and they each waive any objection thereto. The parties hereto each further consent and agree that the venue of any action brought under or as a result of a breach of this Agreement shall be proper in either of the above-named courts and they each waive any objection thereto.

     6.5 BINDING AGREEMENT. This Agreement shall be binding upon the parties and their respective heirs, successors and permitted assigns; provided, however, that Spectrum may not assign this Agreement without ASTI's prior written consent.

     6.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes and replaces any other understandings and agreements, whether oral or in writing, previously entered into by the parties.

     6.7 AMENDMENTS. This Agreement shall not be amended or modified except by an agreement in writing signed by Spectrum and a duly authorized Officer of ASTI that explicitly refers to this Agreement.

     6.8 WAIVER. Failure of either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce such provisions.

     6.9 COUNTERPARTS. This Agreement may be executed and delivered in two or more counterparts, all of which when so executed shall have the full force and effect of an original. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed a counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement.

                         American Soil Technologies, Inc.


                         By: /s/ Carl P. Ranno
                             --------------------------------------------
                             Carl P. Ranno, President and CEO

                         Date: October 20, 2004


                         Spectrum Advisors, LLC


                         By: /s/ Tom McMahon
                            --------------------------------------------
                            Tom McMahon, Manager

                         Date: October 20, 2004

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                                   SCHEDULE I
                                    PRODUCTS

Nutrimoist(R)L, Nutrimoist(R)System, Nutrimoist Crystals and Bio-Nutrients.



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                                   SCHEDULE II
                                     MARKET



The "Market" means the retail and turf market including growers who use the Products in connection with the production of horticultural products.



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                                  SCHEDULE III
                                    TERRITORY

The following States shall be the territory subject to change as may be determined by ASTI.


States of Washington, Oregon, and California



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                                   SCHEDULE IV

Exclusive Customers to be added and made a part of this Schedule.



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